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                                                                    EXHIBIT 4.13


         AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of January 15, 2002 by and among R&B Falcon Corporation, a Delaware corporation (the "Issuer"), JPMorgan Chase Bank (successor to Texas Commerce Bank National Association), a banking corporation duly organized and existing under the laws of the State of New York ("Prior Trustee"), and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York ("Successor Trustee").

                                    RECITALS:

         WHEREAS, the Issuer and Prior Trustee entered into a Trust Indenture dated as of December 22, 1998 by and between the Issuer and the Prior Trustee (the "Indenture");

         WHEREAS, the Issuer desires to appoint Successor Trustee as Trustee, Paying Agent and Registrar to succeed Prior Trustee in such capacities under the Indenture; and

         WHEREAS, Successor Trustee is willing to accept such appointment as Successor Trustee, Paying Agent and Registrar under the Indenture;

         NOW, THEREFORE, the Issuer, Prior Trustee and Successor Trustee, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

                                    ARTICLE I

                                THE PRIOR TRUSTEE

         SECTION 1.01 Prior Trustee hereby resigns as Trustee, Paying Agent and Registrar under the Indenture with respect to all Securities (as defined in the Indenture).

         SECTION 1.02 Prior Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Prior Trustee in and to the trusts of the Trustee under the Indenture and all the rights, powers and trusts of the Trustee under the Indenture. Prior Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers and trust hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Paying Agent and Registrar.



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                                   ARTICLE II

                                   THE ISSUER

         SECTION 2.01 The Issuer hereby accepts the resignation of Prior Trustee as Trustee, Paying Agent and Registrar under the Indenture with respect to all Securities.

         SECTION 2.02 All conditions relating to the appointment of The Bank of New York as Successor Trustee, Paying Agent and Registrar under the Indenture have been met by the Issuer, and the Issuer hereby appoints Successor Trustee as Trustee, Paying Agent and Registrar under the Indenture with respect to all Securities with like effect as if originally named as Trustee, Paying Agent and Registrar in the Indenture.

                                   ARTICLE III

                              THE SUCCESSOR TRUSTEE

         SECTION 3.01 Successor Trustee hereby represents and warrants to Prior Trustee and to the Issuer that Successor Trustee is not disqualified to act as Trustee under the Indenture.

         SECTION 3.02 Successor Trustee hereby accepts its appointment as Successor Trustee, Paying Agent and Registrar under the Indenture with respect to all Securities and accepts the rights, powers, duties and obligations of Prior Trustee as Trustee, Paying Agent and Registrar under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Paying Agent and Registrar under the Indenture.

                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 4.01 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the date hereof.

         SECTION 4.02 This Agreement shall be governed by and construed in accordance with the laws of State of New York, but without giving effect to applicable principles of conflicts of law to the extent the application of the laws of another jurisdiction would be required thereby.

         SECTION 4.03 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement of
Resignation Appointment and Acceptance to be duly executed and acknowledged all as of the day and year first above written.


                                                R&B FALCON CORPORATION


                                                By:    /s/ GREGORY L. CAUTHEN
                                                    ----------------------------
                                                    Name:  Gregory L. Cauthen
                                                          ----------------------
                                                    Title: Vice President and
                                                           Treasurer
                                                           ---------------------


                                                JPMORGAN CHASE BANK

                                                AS PRIOR TRUSTEE


                                                By:    /s/ MAURI J. COWEN
                                                    ----------------------------
                                                    Name:  Mauri J. Cowen
                                                          ----------------------
                                                    Title: Vice President and
                                                           Trust Officer
                                                           ---------------------


                                                THE BANK OF NEW YORK

                                                AS SUCCESSOR TRUSTEE

                                                By:    /s/ REMO J. REALE
                                                    ----------------------------
                                                    Name:  Remo J. Reale
                                                          ----------------------
                                                    Title: Vice President
                                                           ---------------------



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